UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2009
Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Press Release dated August 4, 2009 entitled "Inverness Medical Innovations, Inc. Announces Offering of $150 Million of Senior Notes"
Ex-99.2 Unaudited statements of assets acquired and liabilities assumed and related statements of revenue and direct expenses of the ACON second territory business

Item 8.01 Other Events
1. Offering of $150 Million of Senior Notes
On August 4, we issued a press release announcing that we intend to offer up to $150.0 million aggregate principal amount of senior notes due 2016 in a public offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
2. Pending tender offer for common shares of Standard Diagnostics, Inc.
On August 5, 2009 (Korean Standard Time), we announced that we will commence, through an indirect wholly owned subsidiary, an unsolicited cash tender offer to acquire up to 3,236,000 common shares of Standard Diagnostics, Inc., a corporation organized under the laws of South Korea, at a tender offer price equal to 30,000 South Korea Won (US $24.70) per share. The offer will be conducted pursuant to Article 134 of the Korean Financial Investment Services and Capital Markets Act, and a tender offer statement has been or will be filed by our subsidiary with the Korean Financial Services Commission. Daewoo Securities Co., Ltd. is acting as tender offer agent.
Standard Diagnostics is a Korean manufacturer and distributor of diagnostic reagents and devices for hepatitis, infectious disease, tumor markers, fertility and drugs of abuse. Standard Diagnostics’ common shares are listed on the KOSDAQ stock market under the symbol 066930.
The 3,236,000 common shares for which we are soliciting tenders would constitute approximately 40% of the issued common shares of Standard Diagnostics on a fully diluted basis. If we acquire all the shares for which we are soliciting tenders, the aggregate tender offer price in cash would be SKW 97,080 million ($79.9 million). The tender offer will remain open until 3:30 p.m. on August 24, 2009 (Korean Standard Time).
Amounts in South Korea Won are also presented in United States Dollars at an assumed exchange rate equal to $1:SKW 0.0008234, which was the New York closing rate of exchange on August 3, 2009 as reported by The Wall Street Journal.
Item 9.01 Financial Statements and Exhibits
On April 30, 2009, we completed our acquisition of certain assets from ACON Laboratories, Inc. and related entities relating to ACON’s lateral flow immunoassay business in the territory consisting of China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe, which we refer to as the ACON second territory business.
The unaudited statements of assets acquired and liabilities assumed and related statements of revenue and direct expenses of the ACON second territory business for the three months ended March 31, 2009 and 2008 are attached hereto as Exhibit 99.2 and incorporated by reference herein.
Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 4, 2009 entitled “Inverness Medical Innovations, Inc. Announces Offering of $150 Million of Senior Notes”

99.2	Unaudited statements of assets acquired and liabilities assumed and related statements of revenue and direct expenses of the ACON second territory business for the three months ended March 31, 2009 and 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
BY: /s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

Dated: August 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 4, 2009 entitled “Inverness Medical Innovations, Inc. Announces Offering of $150 Million of Senior Notes”

99.2	Unaudited statements of assets acquired and liabilities assumed and related statements of revenue and direct expenses of the ACON second territory business for the three months ended March 31, 2009 and 2008